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                                  EXHIBIT 1(4)

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
                                                                                        Ontario Corporation Number
                                                                                    Numero de la compagnie en Ontario
Ministry of                              Ministere de                                            1148160
Consumer and                             la Consommation
Commercial Relations                     et du commerce
CERTIFICATE                              CERTIFICAT
This is to certify that                  Ceci certifie que les presents
these articles are effective on          Statuts entrent en vigueur le

      DECEMBER 11 DECEMBRE, 1997
 .......................................
                                                                                                    TRANS
                                                                                                     CODE
                         Director / Directeur                                                     ---------
     Business Corporation Act / Lot sur les sociates par actions                                      C
                                                                                                  ---------
                                                                                                      18
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                                               ARTICLES OF AMENDMENT
                                              STATUS DE MODIFICATION

1.       The present name of the corporation is:                       DENOMINATION SOCIALE ACTUELLE DE LA COMPAGNIE:

         ----- ---- --- --- --- --- --- --- ---- --- --- --- --- --- --- ---- --- --- --- --- --- --- ---- --- --- --- --- --- ---
          P     E   N   S   T   A   R        W   I   R   E   C   O   M    ,       L   T   D   .
         ----- ---- --- --- --- --- --- --- ---- --- --- --- --- --- --- ---- --- --- --- --- --- --- ---- --- --- --- --- --- ---

         ----- ---- --- --- --- --- --- --- ---- --- --- --- --- --- --- ---- --- --- --- --- --- --- ---- --- --- --- --- --- ---

         ----- ---- --- --- --- --- --- --- ---- --- --- --- --- --- --- ---- --- --- --- --- --- --- ---- --- --- --- --- --- ---

         ----- ---- --- --- --- --- --- --- ---- --- --- --- --- --- --- ---- --- --- --- --- --- --- ---- --- --- --- --- --- ---

2.       The name of the corporation is changed to (if:applicable)     NOUVELLE DENOMINATION SOCIALE DE LA COMPAGNIE (S'IL Y A
                                                                       LIEU):

         ----- ---- --- --- --- --- --- --- ---- --- --- --- --- --- --- ---- --- --- --- --- --- --- ---- --- --- --- --- --- ---
          N     E   U   R   O   -   B   I    O   T   E   C   H       C    O   R   P   O   R   A   T    I   O   N
         ----- ---- --- --- --- --- --- --- ---- --- --- --- --- --- --- ---- --- --- --- --- --- --- ---- --- --- --- --- --- ---

         ----- ---- --- --- --- --- --- --- ---- --- --- --- --- --- --- ---- --- --- --- --- --- --- ---- --- --- --- --- --- ---

         ----- ---- --- --- --- --- --- --- ---- --- --- --- --- --- --- ---- --- --- --- --- --- --- ---- --- --- --- --- --- ---

         ----- ---- --- --- --- --- --- --- ---- --- --- --- --- --- --- ---- --- --- --- --- --- --- ---- --- --- --- --- --- ---

3.       Date of incorporation/amalgamation                               DATE DE LA CONSTITUTION OU DE LA FUSION:

                                                         21 September 1995
                     ---------------------------------------------------------------------------------------------------
                                                         (Day, Month, Year)
                                                         (JOUR, MOIS, ANNEE)

4.       The articles of the corporation are amended as                   LES STATUS DE LA COMPAGNIE SONT MODIFIES DE LA FACON
         follows:                                                         SUIVANTE:

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         BE IT RESOLVED AS A SPECIAL RESOLUTION THAT

1.       The articles of the Corporation are amended:

         (a) to consolidate the issued and outstanding common shares of the Corporation by changing each of the issued and outstanding common shares into one-tenth (1/10) of a common share;

         (b) no fractional common shares of the Corporation shall be issued in connection with the consolidation and, in the event that a shareholder would otherwise be entitled to receive a fractional share upon such consolidation, those shareholders whose fractional share is equivalent to one-half or more of a post-consolidation share will be entitled to receive an additional share in lieu of their fractional share and those shareholders whose fractional share is equivalent to less than one-half of a post-consolidation share will not be entitled to receive any post-consolidation shares in lieu of their fractional share; and


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         (c)      to change the name of the Corporation to "NEURO-BIOTECH
                  CORPORATION" or such other name as may be determined by the board of directors of the Company and as may be acceptable tot he Director appointed under the BUSINESS CORPORATIONS ACT (Ontario) (the "Act");

2. the directors of the Corporation may revoke the foregoing resolutions without further approval of the shareholders at any time prior to the endorsement by the Director of a Certificate of Amendment of Articles in respect of this amendment; and

3. any one director or one officer of the Corporation be and such one director or one officer of the Corporation is hereby authorized and empowered, acting for, in the name of and on behalf of the Corporation, to execute or cause to be executed, under the seal of the Corporation or otherwise, and to deliver or cause to be delivered any and all such documents and instruments and to do or to cause to be done all such other acts and things as, in the opinion of such director or officer, may be necessary or desirable in order to give effect to this resolution, including, without limitation, the delivery of articles of amendment in the prescribed form to the Director appointed under THE BUSINESS CORPORATIONS ACT (ONTARIO), the execution of any such document or the doing of any such other act or thing being conclusive evidence of such determination.




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
5.       The amendment has been duly authorized as required               LA MODIFICATION A ETE DUMENT AUTORISEE CONFORMEMENT A
          by Section 167 and 169 (as applicable) of the                    L'ARTICLE 167 ET, S'IL Y A LIEU, A L'ARTICLE 169 DE LA
          Business Corporation Act.                                        LOIS SUR LES COMPAGNIES.

6.       The resolution authorizing the amendment was approved            LES ACTIONNAIRES OU LES ADMINISTRATEURS (LE CAS ECHEANT DE
          by the shareholders/directors (as applicable) of the             LA COMPAGNIE APPROUVE LA RESOLUTION AUTORISANT LA
          corporation on                                                   MODIFICATION

                                                        10 December 1997
                       ----------------------------------------------------------------------------------
                                                       (Day, Month, Year)
                                                       (JOUR, MOIS, ANNEE)

         These articles are signed in duplicate.                          LES PRESENTS STATUTS SONT SIGNES EN DOUBLE EXEMPLAIRE.


                                                                                           PENSTAR WIRECOM, LTD.
                                                                              --------------------------------------------------
                                                                                           (Name of Corporation)
                                                                                   (DENOMINATION SOCIALE DE LA COMPAGNIE)

                                                                       By/Par.        W.H. ROBERT MACBEAN, PRESIDENT
                                                                              --------------------------------------------------
                                                                                (Signature)               (Description of Office)
                                                                                (SIGNATURE)               (FONCTION)

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